Exhibit 99.1

                 LTX Announces Second Quarter Results

    WESTWOOD, Mass.--(BUSINESS WIRE)--Feb. 16, 2006--LTX Corporation (Nasdaq: LTXX), a leading provider of semiconductor test solutions, today announced financial results for its second quarter ended January 31, 2006. The results were in line with the Company's guidance provided on November 17, 2005.
    Sales for the quarter were $47,803,000, up 6% from prior quarter sales of $44,951,000. Net loss for the quarter was $(1,446,000), or $(0.02) per share on a GAAP basis, which included restructuring and other charges totaling $2,098,000, or $0.03 per share, primarily related to our UK downsizing, compared to a net loss for the 2006 first fiscal quarter of $(8,383,000), or $(0.14) per share on a GAAP basis. Sales were $27,036,000 for the second quarter of fiscal year 2005 and net loss was $(19,183,000), or $(0.31) per share on a GAAP basis. Incoming orders for the second quarter of fiscal 2006 were $60 million yielding a book-to-bill ratio of 1.25 to 1, up 29% from the prior quarter.
    Dave Tacelli, chief executive officer and president, commented, "It's clear that our industry is solidly in an up cycle which is driving increasing revenues and orders from a broad range of customers and end markets. Our business model is performing to expectations and we are on plan to achieve our break-even reduction goal for the fiscal year. This is an important objective for LTX and is further validation that our product strategy, market focus and business model are performing well."

    THIRD QUARTER FISCAL 2006 OUTLOOK

    Revenue is expected to be in the range of $51 million to $54 million, with gross margin of approximately 51%. The earnings per share is projected to be in the range of $0.07 to $0.10 assuming 63 million shares outstanding and a 0% tax rate. This guidance does not include any provisions for restructuring and other special charges.
    The Company will conduct a conference call today, February 16, 2006, at 4:30 PM EST to discuss this release. The conference call will be simulcast via the LTX web site (www.ltx.com). Audio replays of the call can be heard through March 2, 2006 via telephone by dialing 888.286.8010; passcode 34076257 or by visiting our web site at www.ltx.com.
    "Safe Harbor" Statement: This press release contains forward-looking statements within the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that relate to prospective events or developments, including, without limitation, statements regarding our revenue, margin and earnings guidance, are deemed to be forward-looking statements. Words such as "believes," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions are intended to identify forward-looking statements. There are a number of important factors and risks that could cause actual results or events to differ materially from those indicated by these forward-looking statements. Such risks and factors include, but are not limited to, the risk of fluctuations in sales and operating results, risk related to the timely development of new products, options and software applications, as well as the other factors described under "Business Risks" in LTX's most recently filed annual report on Form 10-K and in our most recently filed quarterly report on Form 10-Q filed with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements.

    ABOUT LTX

    LTX Corporation (Nasdaq: LTXX) is a leading supplier of test solutions for the global semiconductor industry. Fusion, LTX's patented, scalable, single-platform test system, uses innovative technology to provide high performance, cost-effective testing of system-on-a-chip, mixed signal, RF, digital and analog integrated circuits. Fusion addresses semiconductor manufacturers' economic and performance requirements today, while enabling their technology roadmap of tomorrow. LTX's web site is www.ltx.com.
    LTX and Fusion are registered trademarks and enVision is a trademark of LTX Corporation.

    All other trademarks are the property of their respective owners.

    Source LTX Corporation

    www.ltx.com



                            LTX CORPORATION

                      CONSOLIDATED BALANCE SHEET
                              (Unaudited)
                            (In thousands)
                                                    January      July
                                                        31,       31,
                                                       2006      2005
                                                   --------- ---------
ASSETS
Current assets:
Cash and Cash equivalents                           $39,303   $55,269
Marketable Securities                               136,223   122,205
Accounts receivable - trade                          21,145    19,776
Accounts receivable - other                           4,009     5,497
Inventories                                          34,983    41,181
Prepaid Expense                                       5,168     4,942

                                                   --------- ---------

Total current assets                                240,831   248,870

Property and equipment, net                          41,281    47,135
Goodwill and other intangible assets                 15,812    16,162
Other assets                                          4,208     4,225

                                                   --------- ---------

                                                   $302,132  $316,392

                                                   ========= =========


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt                   $65,272      $606
Accounts payable                                     21,980    27,934
Deferred revenues and customer advances               2,295     2,712
Deferred gain on leased equipment                     1,926     2,215
Other accrued expenses                               30,922    32,446

                                                   --------- ---------

Total current liabilities                           122,395    65,913
                                                   --------- ---------


Long-term debt, less current portion                 83,020   147,687
Long-term liability other                             2,904     1,616
Stockholders' equity                                 93,813   101,176

                                                   --------- ---------

                                                   $302,132  $316,392

                                                   ========= =========



                            LTX CORPORATION

                 CONSOLIDATED STATEMENT OF OPERATIONS
                              (Unaudited)
            (In thousands, except earnings per share data)

                                          Three                Six
                                         Months             Months
                                          Ended              Ended
                                     January 31,        January 31,
                                 ------------------ ------------------
                                    2006      2005     2006      2005
                                 -------- --------- -------- ---------

Net sales                        $47,803   $27,036  $92,754   $70,069

Cost of sales (includes stock-
 based compensation expense of
 $45 for Q2 FY06; $0 for Q2 FY05;
 $88 YTD FY06; $0 YTD FY05 )      25,325    19,883   51,581    48,117

Inventory related provision          221         -      221    47,457
                                 -------- --------- -------- ---------

   Gross Margin                   22,257     7,153   40,952   (25,505)

Engineering and product
 development expenses  (includes
 stock-based compensation expense
 of $289 for Q2 FY06; $0 for Q2
 FY05, $520 YTD FY06; $0 YTD
 FY05)                            13,383    17,894   28,549    35,534


Selling, general and
 administrative expenses
 (includes stock-based
 compensation expense of $884 for
 Q2 FY06; $0 for Q2 FY05; $1,314
 YTD FY06; $0 YTD FY05)            7,383     8,052   14,455    15,931

Reorganization costs               1,877         -    6,104     3,115
                                 -------- --------- -------- ---------

   Loss from operations             (386)  (18,793)  (8,156)  (80,085)

Interest income (expense), net    (1,060)     (390)  (1,673)     (771)
                                 -------- --------- -------- ---------

Net loss                         $(1,446) $(19,183) $(9,829) $(80,856)
                                 ======== ========= ======== =========


Net loss per share
Basic                             $(0.02)   $(0.31)  $(0.16)   $(1.32)
Diluted                           $(0.02)   $(0.31)  $(0.16)   $(1.32)


Weighted average shares:
Basic                             61,566    61,040   61,550    61,029
Diluted                           61,566    61,040   61,550    61,029




    CONTACT: LTX Corporation
             Mark Gallenberger, 781-467-5417
             Email mark_gallenberger@ltx.com